EXHIBIT 1

                       AGREEMENT


    The undersigned hereby agree that the Schedule 13D, and any amendments thereto, filed by Ryback Management Corporation, and Lindner Investments, on behalf of its Lindner Growth and Lindner Bulwark series, under the Securities Exchange Act of 1934, as amended (the

"Act"), reporting the beneficial ownership of shares of Common Stock of AutoInfo, Inc. may be filed with the Securities and Exchange
Commission pursuant to Rule 13d-1(f)(1) under the Act on behalf of each of the undersigned.


Dated:  July 6, 1995



Ryback Management Corporation

 /s/ Eric E. Ryback
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Eric E. Ryback, President



Lindner Investments

 /s/ Eric E. Ryback
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Eric E. Ryback, President